Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation (“Corporation”), does hereby make, nominate and appoint DOUGLAS M. BAKER, LAWRENCE T. BELL and SARAH Z. ERICKSON, and each of them, to be by attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933 of the Corporation’s common stock, and any and all amendments thereto, provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact, and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 10th day of November, 2008.

/s/ BARBARA J. BECK
Barbara J. Beck

/s/ LES S. BILLER
Les S. Biller

/s/ RICHARD U. DE SCHUTTER
Richard U. De Schutter

/s/ JERRY A. GRUNDHOFER
Jerry A. Grundhofer

/s/ JOEL W. JOHNSON
Joel W. Johnson

/s/ JERRY W. LEVIN
Jerry W. Levin

/s/ ROBERT L. LUMPKINS
Robert L. Lumpkins

/s/ BETH M. PRITCHARD
Beth M. Pritchard

/s/ JOHN J. ZILLMER
John J. Zillmer